UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 13, 2006

Banta Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-14637	39-0148550
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

225 Main Street, Menasha, Wisconsin 54952
(Address of principal executive offices, including zip code)

(920) 751-7777
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

        This Current Report on Form 8-K includes forward-looking statements. Statements that describe future expectations, including revenue, cost-savings and earnings projections, plans, results or strategies, are considered forward-looking. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, unanticipated difficulties in achieving expected cost savings through restructuring actions or the corporation’s cost improvement initiatives, unanticipated and/or yet-to-be-determined restructuring costs to be incurred in future periods, the corporation’s ability to implement successfully its strategic growth initiatives, unanticipated issues associated with completing a proposed acquisition in China, changes in customers’ order patterns or demand for the corporation’s products and services, pricing pressures imposed by competitive factors and the corporation’s customers, changes in raw material costs and availability, unanticipated changes in sourcing of raw materials (including paper) by customers, unanticipated changes in operating expenses, unanticipated production difficulties, including without limitation issues associated with the closing of facilities and the movement of work, unanticipated issues associated with the corporation’s non-U.S. operations, changes in the pattern of outsourcing supply-chain management functions by customers, unanticipated acquisition or loss of significant customer contracts or relationships, including any unanticipated issues relating to entering into a new contract with HP on substantially the terms set forth in the letter of intent described herein, as well as unanticipated issues associated with achieving the expected levels of revenue under the new HP contract, unanticipated difficulties and costs associated with the design and implementation of new administrative systems, the impact of any acquisition or divestiture effected by the corporation, the ability of the corporation to effect the new debt financings described in the press release incorporated by reference into Item 7.01 hereof, unanticipated costs or other issues associated with overtures made with respect to a business combination transaction involving the corporation, unanticipated issues or costs associated with increased leverage on the corporation’s balance sheet, changes in the corporation’s effective income tax rate, unanticipated swings in foreign currency exchange rates, unanticipated changes in the pattern of sourcing printed material in low-cost countries by customers, potential funding obligations with respect to the corporation’s employee benefit or related plans, any unanticipated weakening of the economy, and other factors cited in the corporation’s filings with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date hereof, and Banta Corporation undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

        On September 13, 2006, the Board of Directors (the “Board”) of Banta Corporation (the “Corporation” or “Banta”) approved further reorganization and cost-reduction efforts throughout the Corporation. Actions include reducing expenses by eliminating non-essential services, centralizing administrative functions and further consolidating management infrastructure beyond the first step announced in July 2006, which reorganized Banta’s Print Sector from five divisions into two. In addition, the Corporation will be recording a non-cash charge for the impairment of certain assets and will be closing or selling five print facilities that are either not meeting profitability expectations, or whose activities can be effectively consolidated into other Banta operations. The facilities will be publicly identified after the required notifications have been given, which will occur prior to the end of 2006. Through these actions, and those taken earlier in the year, the Corporation intends to eliminate more than 500 jobs, or approximately six percent of its workforce.

        In connection with the foregoing initiatives, the Corporation expects to incur approximately $9 million of pre-tax charges in 2006 and $19 million of pre-tax charges in 2007. The total cash cost is anticipated to be approximately $21.5 million, with the majority of these cash costs expected to be incurred in 2007. These restructuring charges are comprised of employee related costs of $15.4 million, asset impairment charges of $10.8 million, facility costs for exited facilities of $3.8 million, expected gain on disposal of exited business of $4.2 million and other miscellaneous costs of $2.2 million.

        The asset impairment charges above relate to the impairment of fixed assets, primarily machinery and equipment, that are considered impaired based on management’s decision on September 13, 2006 to close or sell five print facilities, as well as an impairment related to previously capitalized software development costs. During the third quarter of 2006 the Corporation determined that these development costs, which relate to internal administration systems, would not be usable in future implementations. This determination was the result of a comprehensive review of the development done to date and the needs of the organization related to administration systems.

Item 2.06.  Material Impairments.

        See Item 2.05 for a discussion of an impairment charge announced by the Corporation.

Item 3.03.  Material Modification of Rights of Security Holders.

        On September 13, 2006, the Board approved payment of a special cash dividend of $16.00 per share on the Corporation’s common stock, $.10 par value (the “Common Stock”). The dividend is payable November 21, 2006, to shareholders of record on November 10, 2006 (the “Record Date”).

        In connection with the approval of the special dividend, certain adjustments to the Corporation’s Rights to Purchase Common Stock (“Rights”) under the Corporation’s Rights Agreement, dated November 5, 2001, as amended (the “Rights Agreement”), will be effected. Pursuant to the Rights Agreement, the purchase price (the “Purchase Price”) for each share of Common Stock that may be purchased pursuant to a Right upon the occurrence of certain events will be adjusted on the Record Date by multiplying the Purchase Price in effect immediately prior to the Record Date by the following fraction:

•	the then current per share market price of the Common Stock on the Record Date less $16.00; divided by

•	such current per share market price of the Common Stock.

Also on the Record Date, the number of shares that initially may be purchased pursuant to each Right in certain circumstances will be adjusted to equal the number of shares obtained by multiplying:

•	the number of shares of Common Stock covered by a Right immediately prior to the adjustment; by

•	the Purchase Price in effect immediately prior to the adjustment of the Purchase Price as described above; and

dividing the product so obtained by the Purchase Price in effect immediately after the adjustment of the Purchase Price.

Item 7.01.  Regulation FD Disclosure.

        On September 14, 2006, the Corporation issued a press releasing announcing the following:

•	the cost reduction initiatives discussed in Item 2.05, above;

•	execution of its strategic growth initiative, including by continuing to expand its global footprint; and

•	approval of a special dividend of $16.00 per share on the Common Stock.

        These initiatives along with those disclosed in July, 2006 are expected to generate annualized cost savings of approximately $35 million when fully implemented, position Banta for global expansion in both its print and supply-chain management businesses, and deliver cash to shareholders through a special dividend. Additionally, Banta announced that it has executed a letter of intent with its largest customer, HP, for a new five-year contract. Finally, the Corporation increased its earnings guidance for 2006 and issued guidance for 2007 and 2008. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

1.	Not applicable.

2.	Not applicable.

3.	Not applicable.

4.	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Press Release of Banta Corporation, dated September 14, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANTA CORPORATION
Date: September 14, 2006	By: /s/ Ronald D. Kneezel
Ronald D. Kneezel
Vice President, General Counsel and Secretary

BANTA CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated September 13, 2006

Exhibit
Number

(99.1)	Press Release of Banta Corporation, dated September 14, 2006.